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                                                                   EXHIBIT 10.27


                     [LETTERHEAD OF THE TRACKER CORPORATION]

January 24, 1996

Ms. Louis Sauve-Nicholls
Marketing Development Manager
Consumer Distributing Inc.
6303 Airport Road, 5th Floor
Mississauga, Ontario
L4V 1RS

Dear Ms. Sauve-Nicholls:

This letter outlines the understanding of the joint promotion between Consumers Distributing ("Consumers") and The Tracker Corporation ("Tracker") whereby Consumers and Tracker will offer Tracker's Child Identification kit to Consumer's "Propriety Cardholders."

1. Commencing February 2, 1996 for the test month of February 1996, Consumers will place a Tracker insert into all of Consumers English Propriety Card mailings (E.S.T. 65,000). Tracker will produce and provide this insert to Consumers, at its own cost.

2. Tracker will offer Propriety Cardholders the option to purchase a special two-year membership to Tracker Child Identification program for
         (i) an up front fee of $39.85 or (ii) a fee of $6.95 per month, 6 payments each of which will be charged to their Consumers Propriety Card. Fee must include applicable GST taxes with 30 day terms. The normal 2-year fee is $49.90.

3. Consumers will furnish Tracker with a complete Propriety Card mailing list, in order for Tracker to conduct a telemarketing follow-up test of 4,000-6,000 people, who have already received the advanced mailing (Tracker insert). This list will be provided within 5 days of mailing.

4. Consumers will forward a cheque to Tracker for total gross sales minus 15% commission at the end of each month.

We trust this meets with your approval and look forward to working with Consumers Distributing. If you have any questions, please give us a call.

Yours truly,

THE TRACKER CORPORATION                                Agreed:

                                                       /s/
                                                       -------------------------
/s/                                                    Consumers Distributing
- -----------------------
Kevin Lewis                                            January 26, 1996
cc:  Ed Korhonen                                       ----------------
                                                       Date: